EXHIBIT 99.1

Contacts:	Investors:
Michael Dale, President/CEO 763-553-7736 Michael Kramer, Acting CFO	Jennifer Beugelmans, 646-201-5447 Doug Sherk, 415-896-6820 Media:
763-557-2222	Jennifer Saunders, 646-201-5431

FOR IMMEDIATE RELEASE

ATS Medical to Acquire CryoCath Technologies’ Surgical Cryoablation Business
Acquisition Expected to Enable ATS to Achieve Profitability in 2008
Company Raises 2007 Revenue Guidance
Company to Host Conference Call

MINNEAPOLIS, MINNESOTA — June 19, 2007 - ATS Medical, Inc. (Nasdaq: ATSI) manufacturer and marketer of state-of-the-art cardiac surgery products and services, and CryoCath Technologies, Inc. (CryoCath) (CYT.TO), today announced that the two companies have entered into definitive agreements under which ATS Medical will acquire the surgical cryoablation business of CryoCath Technologies. The assets being acquired include the SurgiFrost®, FrostByte®, and SurgiFrost XL family of products for which ATS Medical currently serves as CryoCath’s exclusive agent in the United States and distributor in certain international markets.

“This acquisition is truly transformational for ATS Medical,” commented Michael Dale, President and Chief Executive Officer. “From day one, this transaction is accretive to the Company. Although we expect to have a net loss in the first half of 2008, we now expect to be EBITDA positive in the first half of 2008 and profitable during the second half of 2008, one year ahead of our previous forecast. For the remainder of 2007 this transaction will add approximately $3 to $5 million in incremental revenue and in 2008 we expect to generate approximately $16 to $19 million in total surgical cryoablation revenue.”

Under the definitive agreements ATS Medical will pay CryoCath $22.0 million upon closing of the transaction, $2.0 million upon the achievement of certain manufacturing transition milestones, $2.0 million two years after closing and up to $4.0 million in contingent payments based on future sales of Surgifrost XL, an FDA cleared and CE Marked product planned for commercial release in the second half of 2007. Surgifrost XL was developed to enable a minimally-invasive beating heart solution for the treatment of cardiac arrhythmias, including atrial fibrillation without concomitant cardiac surgery.

“We are very excited about the benefits that owning the surgical cryoablation business will bring to ATS Medical,” continued Mr. Dale. “This innovative technology enables us to dramatically leverage our current operating infrastructure and provides us with a technological roadmap to address the rapidly-growing, $1.5 billion cardiac arrhythmia market in both the short and long-term. Under our existing distribution agreement with CryoCath, we have been extremely successful in growing revenue and market share, realizing an annual revenue growth rate in our accounts in excess of 50% in 2006. We expect to enhance our operating margin since we already have the majority of the selling, marketing and administrative infrastructure in place for these products. This transaction adds to our revenue base immediately, accelerates our revenue growth rate in the future, and significantly diversifies our portfolio of proprietary high margin products.”

The acquisition is subject to normal closing conditions and is expected to close within 10 days. The transaction will be financed by ATS with the proceeds of an $8.6 million senior secured term loan from SVB Silicon Valley Bank and the private placement of 9,800,000 shares of ATS common stock at a purchase price of $1.65 per share to Alta Partners, a life sciences venture capital firm. Alta will also receive a form of warrant to purchase 1,960,000 shares of ATS common stock at $1.65 per share. Upon closing of the transaction, ATS will have approximately 59.1 million common shares outstanding. Guy Nohra, co-founder and Managing Director of Alta Partners, will join the Board of Directors of ATS in conjunction with the private placement. “Alta Partners is a leading investor in the medical technology industry, and we are excited to bring their extensive expertise to our Company and Board of Directors,” commented Mr. Dale.

RBC Capital Markets acted as exclusive financial advisor to ATS Medical and Canaccord Adams acted as financial advisor to Alta Partners for the transaction. HSBC Securities (USA) Inc. acted as financial advisor to CryoCath.

In November 2004, CryoCath Technologies and ATS Medical entered into Agency and Distribution agreements under which ATS Medical served as the exclusive representative of CryoCath for sales of its surgical cryoablation products in the United States and exclusive distributor in specified European markets. Within this business, CryoCath Technologies has developed a portfolio of novel products marketed under the SurgiFrost and FrostByte trade names which are used by cardiac surgeons to treat cardiac arrhythmias which affect more than 2.5 million people in the United States alone. Treatment is accomplished through the creation of an intricate pattern of lesions on the surface of the heart to block inappropriate electrical conduction circuits which cause the heart to be less effective when pumping blood and can lead to stroke, heart failure and death. Unique to the CryoCath technology is the use of cryothermy (cold) to create lesions. “The advantages of cryothermy over heat-based energy sources with regard to safety and efficacy are numerous and offer what we believe will be the product platform best positioned to enable minimally invasive, stand-alone treatment of cardiac arrhythmias,” commented Mr. Dale.

Revised Financial Guidance

As a result of the transaction, ATS Medical is increasing its full year 2007 guidance and issuing 2008 guidance as follows:

•	Full year 2007 revenue is expected to be approximately $49 to $51 million compared with the previously announced range of $46 to $47 million.

•	Full year 2008 revenue is expected to be approximately $65 to $70 million.

•	The Company expects to attain profitability during the second half of 2008. The Company also expects to generate positive EBITDA in the first half of 2008.

Conference Call Tomorrow

ATS management will host a conference call tomorrow, Wednesday, June 20, 2007 at 8:30 a.m. Eastern Time to discuss the proposed transaction and its impact on ATS Medical, Inc. The dial-in number for the conference call is 800-866-5043 for domestic participants and 303-262-2130 for international participants.

A taped replay of the conference call will also be available beginning approximately one hour after the call’s conclusion and will remain available for seven days. The replay can be accessed by dialing 800-405-2236 for domestic callers and 303-590-3000 for international callers, using the passcode 11092374#.

About ATS Medical

ATS Medical, Inc. provides innovative products and services focused on cardiac surgery. The Company, global in scope, is headquartered in Minneapolis, Minnesota. More than 135,000 ATS Open Pivot® Heart Valves, which utilize a unique pivot design resulting in exceptional performance and low risk profile, have been implanted in patients worldwide. The ATS 3F® brand encompasses multiple tissue heart valve product offerings at varying steps from market introductions to clinical trials to development projects that incorporate less invasive valve replacement technology. ATS Medical’s focus on serving the cardiac surgery community is further strengthened by offerings that include ATS Simulus™ annuloplasty products for heart valve repair, SurgiFrost® and FrostByte® products for surgical cryoablation of cardiac arrhythmias, RTI-Cardiovascular for allograft tissue services, and the development of PARSUS blood filtration technology. The ATS Medical web site is http://www.atsmedical.com.

About CryoCath

CryoCath — www.cryocath.com — is a medical technology company that leads the world in cryotherapy products to treat cardiovascular disease. With a priority focus on providing physicians with a complete solution of catheter products to treat cardiac arrhythmias, CryoCath has multiple products approved in the U.S., across Europe and several ROW countries. CryoCath is developing additional products to expand its pipeline of products to treat cardiac arrhythmias.

Disclosure of Non-GAAP Financial Measure

ATS reports its financial results in accordance with generally accepted accounting principles (“GAAP”). In addition, from time to time, the Company includes other measures in its releases which are not prepared in accordance with GAAP. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this release the Company has made a projection about its “earnings before interest, taxes, depreciation and amortization” (EBITDA) for the first half of 2008. This non-GAAP measure reflects the earnings of the Company without including the impact of interest, taxes, depreciation and amortization on the earnings of the Company. The Company uses EBITDA in its internal analysis and review of its operational performance. ATS believes that this non-GAAP measure provides investors with useful information regarding the ability of its business to produce enough cash to sustain itself. By using this non-GAAP measure the Company believes investors get a better picture of the performance of its underlying business. We encourage investors to review the Company’s net income prepared in accordance with GAAP to understand the Company’s performance taking into account all relevant factors, including those that are not reflected in the non-GAAP measure appearing in this release.

Safe Harbor

This Press Release contains forward-looking statements that may include statements regarding intent, belief or current expectations of the Company and its management. Actual results could differ materially from those projected in the forward looking statements as a result of a number of important factors, including the Company’s ability to realize the anticipated benefits of the CryoCath acquisition, the impact on the financial results of the Company of the increased debt load and equity dilution incurred as a result of the CryoCath acquisition, the results of clinical trials, the timing of regulatory approvals, the integration of 3F Therapeutics, regulatory actions, competition, pricing pressures, supplier actions and management of growth. For a discussion of these and other risks and uncertainties that could affect the Company’s activities and results, please refer to the Company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2006.

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